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                               UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


                                 FORM 8-K
                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) July 19, 1995




                        PUBLIX SUPER MARKETS, INC.
          (Exact Name of Registrant as Specified in Its Charter)




                                  Florida
              (State or Other Jurisdiction of Incorporation)



          0-981                                        59-0324412
   (Commission File Number)                (IRS Employer Identification No.)



                       1936 George Jenkins Boulevard
                         Lakeland, Florida  33801
           (Address of Principal Executive Offices and Zip Code)


                              (941) 688-1188
           (Registrant's Telephone Number, Including Area Code)












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Item 5.   Other Events.

      A purported class action was filed against the Company on July 19, 1995 in the Federal District Court for the Middle District of Florida, Tampa Division, Case No. 95-1162-Civ-T by Melodee Shores and seven other present or former employees of the Company, individually and on behalf of all other persons similarly situated. In their Complaint, the plaintiffs allege that the Company has and is currently engaged in a policy and pattern or practice of gender-based discriminatory treatment of female employees and applicants with respect to job assignments, promotional opportunities, management positions, equal pay, full-time status, bonuses, and other benefits and conditions of employment, all in violation of Title VII of the federal Civil Rights Act, as well as the Florida Human Rights Act of 1977 and the Florida Civil Rights Act of 1992. The plaintiffs seek, among other relief, a certification of the suit as a proper class action, a declaratory judgment that the Company's practices are unlawful, back pay and other compensatory damages, exemplary and punitive damages, and injunctive relief against future improper conduct.

      The Company denies the allegations of the Complaint and intends to vigorously defend the action.



                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                           PUBLIX SUPER MARKETS, INC.



Dated: July 21, 1995   By: /s/ William H. Vass
                           William H. Vass, Executive Vice President



























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